Oyster Creek Group, Inc.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
(unaudited)

                                                            September 30, 2003
ASSETS

Current assets:                                                        -
Total current assets                                                  -


LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
Accounts payable - related party                         7,470

Total current liabilities                                        7,470

Stockholder's equity:
Common stock, $0.001 par value,
25,000,000 shares
authorized, 4,500,000 shares issued
and outstanding as of 09/30/03                           4,500
Additional paid-in capital                                        75
(Deficit) accumulated during
development stage                                          (12,045)
                                                                     (  7,470)
                                                                   $      -

The accompanying notes are an intregal part of these financial statements.

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